Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-2) and related Prospectus, as amended, and the related Registration Statement on Form S-2 filed pursuant to Rule 462(b) under the Securities Act of 1933, of Jameson Inns, Inc. for the registration of 49,450,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated February 20, 2004, except for Note 3, as to which the date is March 1, 2004, with respect to the consolidated financial statements and schedule of Jameson Inns, Inc. and our report dated February 20, 2004, with respect to the consolidated financial statements of Kitchin Hospitality LLC, both included herein and in Amendment No. 1 to the Annual Report on Form 10-K/A of Jameson Inns, Inc. for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 16, 2004